Calculation of Filing Fee Tables
S-8
SMX (Security Matters) Public Ltd Co
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value $0.00000000002502543568 per share	Other	1,577,984	$ 34.07	$ 53,761,914.88	0.0001381	$ 7,424.52
2	Equity	Ordinary Shares, par value $0.00000000002502543568 per share	Other	49,920	$ 115.23	$ 5,752,281.60	0.0001381	$ 794.39
3	Equity	Ordinary Shares, par value $0.00000000002502543568 per share	Other	788,480	$ 20.70	$ 16,321,536.00	0.0001381	$ 2,254.00
Total Offering Amounts:						$ 75,835,732.48		$ 10,472.91
Total Fee Offsets:								$ 10,472.91
Net Fee Due:								$ 0.00
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any shares of SMX (Security Matters) PLC (the "Registrant") ordinary shares that become issuable under the SMX (Security Matters) PLC 2022 Equity Incentive Plan ("Plan") by reason of any stock split, recapitalization, stock dividend or other similar transaction or capital adjustment. (2) Represents the registration of 1,577,984 Ordinary Shares underlying restricted stock units issued under the Plan. (3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(l) under the Securities Act, on the basis of the average of the high ($35.33) and low ($32.81) reported prices of the Ordinary Shares of the Registrant as reported by the Nasdaq Capital Market on March 2, 2026, a date within five business days prior to the filing of this Registration Statement.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any shares of SMX (Security Matters) PLC (the "Registrant") ordinary shares that become issuable under the SMX (Security Matters) PLC 2022 Equity Incentive Plan ("Plan") by reason of any stock split, recapitalization, stock dividend or other similar transaction or capital adjustment. (4) Represents the registration of Ordinary Shares underlying stock options issued under the Plan.

[3]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any shares of SMX (Security Matters) PLC (the "Registrant") ordinary shares that become issuable under the SMX (Security Matters) PLC 2022 Equity Incentive Plan ("Plan") by reason of any stock split, recapitalization, stock dividend or other similar transaction or capital adjustment. (4) Represents the registration of Ordinary Shares underlying stock options issued under the Plan.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1, 2	SMX (Security Matters) Public Ltd Co	F-1	333-292153	12/15/2025		$ 10,472.91	Equity	Ordinary shares (2)	570,236	$ 8,062,677.00
Fee Offset Sources	3	SMX (Security Matters) Public Ltd Co	F-1	333-292153		12/15/2025						$ 10,472.91
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Company has completed the offering relating to its Ordinary Shares made under the Prior Registration Statement.

Offset Note
[2]	The Registrant previously paid registration fees to register 13,025,574 Ordinary Shares under a Registration Statement on Form F-1 (File No. 333-292153) (the "Prior Registration Statement"). The selling stockholders identified in the Prior Registration Statement have fully converted their convertible promissory notes and were issued 1,230,698 Ordinary Shares upon such conversion. The Company also issued 928,650 to the SEPA Investor under the Prior Registration Statement. On February 17, 2026, the Company filed a Registration Statement on Form F-1 (File No. 333-293520), wherein the Company claimed a fee offset of $51,489.76 related to 2,803,549 Ordinary Shares from the Prior Registration Statement. As such, there remains 8,062,677 unsold Ordinary Shares (pre-reverse stock split) under the Prior Registration Statement and there remains $148,078.46 unused fees from the Prior Registration Statement. The Registrant is therefore claiming $10,472.91 as a fee offset related to 570,236 Ordinary Shares from the Prior Registration Statement.

[3]	The Registrant previously paid registration fees to register 13,025,574 Ordinary Shares under a Registration Statement on Form F-1 (File No. 333-292153) (the "Prior Registration Statement"). The selling stockholders identified in the Prior Registration Statement have fully converted their convertible promissory notes and were issued 1,230,698 Ordinary Shares upon such conversion. The Company also issued 928,650 to the SEPA Investor under the Prior Registration Statement. On February 17, 2026, the Company filed a Registration Statement on Form F-1 (File No. 333-293520), wherein the Company claimed a fee offset of $51,489.76 related to 2,803,549 Ordinary Shares from the Prior Registration Statement. As such, there remains 8,062,677 unsold Ordinary Shares (pre-reverse stock split) under the Prior Registration Statement and there remains $148,078.46 unused fees from the Prior Registration Statement. The Registrant is therefore claiming $10,472.91 as a fee offset related to 570,236 Ordinary Shares from the Prior Registration Statement.